Exhibit 99.1

Greif, Inc. Reports First Quarter 2008 Results

•	Net sales increased 13 percent (7 percent excluding the impact of foreign currency translation) to $846.3 million in the first quarter of 2008 from $750.8 million in the first quarter of 2007.

•

Net income before special items, as defined below, was $68.6 million ($1.16 per diluted Class A share) in the first quarter of 2008 compared to $35.5 million ($0.60 per diluted Class A share) in the first quarter of 2007. GAAP net income was $60.7 million ($1.03 per diluted Class A share) and $34.0 million ($0.58 per diluted Class A share) in the first quarter of 2008 and 2007, respectively. During the first quarter of 2008, the Company recognized a net gain of $20.9 million ($0.35 per diluted Class A share) related to the divestiture of business units in Australia and Zimbabwe, which is included in both net income before special items and GAAP net income.

DELAWARE, Ohio (Feb. 27, 2008) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging with blending, filling and packaging services, an integrated containerboard and corrugated packaging business, and timber operations, today announced results for its first fiscal quarter, which ended Jan. 31, 2008.

Michael J. Gasser, chairman and chief executive officer, said, “The first quarter results demonstrate the benefits of geographic diversity, positive contributions from the Greif Business System and ongoing initiatives to unlock value within our businesses. We achieved solid organic sales growth, especially in Europe and the emerging markets for Industrial Packaging, and benefited from higher containerboard selling prices in Paper Packaging. The Greif Business System continues to improve our performance and helps mitigate the impact of higher costs.

“During the first quarter, we continued to execute our ‘GBS + Growth’ strategy and actively manage our business portfolio. Consistent with this strategy, we have added seven plants since the end of fiscal 2007, including five in emerging markets. Additionally, five plants in Australia and Zimbabwe that were underperforming and no longer fit our business strategy were divested.”

Special Items and GAAP to Non-GAAP Reconciliation

Special items are as follows: (i) for the first quarter of 2008, restructuring charges of $10.5 million ($8.0 million net of tax) and timberland disposals, net of $0.1 million ($0.1 million net of tax); and (ii) for first quarter of 2007, restructuring charges of $2.0 million ($1.5 million net of tax). A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Consolidated Results

Net sales increased 13 percent (7 percent excluding the impact of foreign currency translation) to $846.3 million in the first quarter of 2008 compared to $750.8 million in the first quarter of 2007. The $95.5 million increase is due to Industrial Packaging ($78.9 million), Paper Packaging ($14.6 million) and Timber ($2.0 million). Higher sales volumes primarily drove the 7 percent constant-currency increase.

Operating profit before special items was $104.6 million for the first quarter of 2008 compared to $60.6 million for the first quarter of 2007. The $44.0 million increase included a $29.9 million pre-tax net gain on the divestiture of business units in Australia and Zimbabwe. The remaining $14.1 million increase was principally due to higher operating profit in Industrial Packaging ($11.3 million) and Paper Packaging ($3.2 million). This increase was attributable to a modest improvement in gross profit margin and a reduction in the selling, general and administrative expenses to net sales ratio compared to the same period last year. GAAP operating profit was $94.2 million and $58.6 million in the first quarter of 2008 and 2007, respectively.

Net income before special items increased 93 percent to $68.6 million for the first quarter of 2008 compared to $35.5 million for the first quarter of 2007. Diluted earnings per share before special items were $1.16 compared to $0.60 per Class A share and $1.76 compared to $0.92 per Class B share for the first quarter of 2008 and 2007, respectively. The Company had GAAP net income of $60.7 million, or $1.03 per diluted Class A share and $1.56 per diluted Class B share, in the first quarter of 2008 compared to GAAP net income of $34.0 million, or $0.58 per diluted Class A share and $0.88 per diluted Class B share, in the first quarter of 2007. Included in both the first quarter 2008 net income before special items and GAAP net income is a $20.9 million after-tax net gain ($0.35 per diluted Class A share and $0.53 per diluted Class B share) related to the divestiture of business units in Australia and Zimbabwe.

Business Group Results

Industrial Packaging net sales were up 13 percent to $671.3 million in the first quarter of 2008 from $592.4 million in the first quarter of 2007 – an increase of 5 percent excluding the impact of foreign currency translation. Higher sales volumes in most regions, with particular strength in Europe and the emerging markets, drove the segment’s organic growth. Gross profit margin was 16.8 percent in the first quarter of 2008 versus 16.6 percent in the first quarter of 2007. Operating profit before special items increased to $78.1 million in the first quarter of 2008 from $36.9 million in the first quarter of 2007. The increase included a $29.9 million net gain on the divestiture of business units in Australia and Zimbabwe. The remaining increase was primarily due to improvement in net sales volumes and execution of the Greif Business System. GAAP operating profit was $68.6 million in the first quarter of 2008 compared to $35.7 million in the first quarter of 2007.

Paper Packaging net sales were $168.8 million in the first quarter of 2008 compared to $154.2 million in the first quarter of 2007. This was principally due to higher containerboard selling prices implemented during the fourth quarter of fiscal 2007. The Paper Packaging segment’s gross profit margin increased to 19.6 percent for the first quarter of 2008 from 19.4 percent for the first quarter of 2007. Operating profit before special items increased to $20.4 million in the first quarter of 2008 compared to $17.2 million in the first quarter of 2007. Higher raw material costs, especially old corrugated containers, were more than offset by higher selling prices and contributions from further execution of the Greif Business System. GAAP operating profit was $19.4 million and $16.4 million in the first quarter of 2008 and 2007, respectively.

Timber net sales were $6.2 million and $4.2 million in the first quarter of 2008 and 2007, respectively. Operating profit before special items was $6.1 million in the first quarter of 2008 compared to $6.5 million in the first quarter of 2007. Included in these amounts were profits from the sale of special use properties (surplus, higher and better use, and development properties) of $3.8 million in the first quarter of 2008 and $4.7 million in the first quarter of 2007. GAAP operating profit was $6.2 million and $6.5 million in the first quarter of 2008 and 2007, respectively.

Other Cash Flow Information

During the first quarter of 2008, the Company acquired two small packaging businesses located in the United States and Brazil. The outflow of funds related to the purchase price for these acquisitions was partially offset by the receipt of proceeds from the divestiture of business units in Australia and Zimbabwe.

Capital expenditures were $29.5 million, excluding timberland purchases of $0.5 million, for the first quarter of 2008 compared with capital expenditures of $18.6 million, excluding timberland purchases of $0.4 million, for the first quarter of 2007. Fiscal 2008 capital expenditures are expected to be approximately $125 million, excluding timberland purchases, which includes expansion capital to support the Company’s growth strategy in the emerging markets.

On Feb. 25, 2008, the Board of Directors declared quarterly cash dividends of $0.28 per share of Class A Common Stock and $0.42 per share of Class B Common Stock. These dividends, payable on April 1, 2008 to stockholders of record at close of business on March 17, 2008, are approximately 50 percent above the amount paid for the same period a year ago.

In addition to acquisitions, capital expenditures and dividends, the Company’s debt increased due to seasonal factors, acceleration of inventory purchases in response to rising raw material costs, and the payment of fiscal 2007 performance-based incentives during the first quarter of 2008.

Company Outlook

The Company is encouraged by its first quarter results and positive business momentum as it exited the quarter. Price increases were announced during the first quarter in response to rising raw material costs, particularly for steel and plastic products, and the Company is addressing transportation and energy costs through the Greif Business System.

The Company’s 2008 guidance is being reaffirmed and adjusted upward to $4.15 to $4.35 per Class A share to reflect the $0.35 impact from the net gain related to the divestiture of businesses. It is the Company’s expectation that the full-year results will be at the upper end of the adjusted range.

Conference Call

The Company will host a conference call to discuss the first quarter of 2008 results on Feb. 28, 2008, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 866-250-3615 and ask for the Greif conference call. The number for international callers is +1 303-262-2142. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com. A replay of the conference call will be available on the Company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The Company produces steel, plastic, fibre, corrugated and multiwall containers, packaging accessories and containerboard, and provides blending and packaging services for a wide range of industries. Greif also manages timber properties in North America. The Company is strategically positioned in more than 45 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.

Forward-Looking Statements

All statements other than statements of historical facts included in this news release, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to: general economic and business conditions, including a prolonged or substantial economic downturn; changing trends and demands in the industries in which the Company competes, including industry over-capacity; industry competition; the continuing consolidation of the Company’s customer base for its industrial packaging, containerboard and corrugated products; political instability in those foreign countries where the Company manufactures and sells its products; foreign currency fluctuations and devaluations; availability and costs of raw materials for the manufacture of the Company’s products, particularly steel, resin and old corrugated containers; price fluctuations in energy costs; costs associated with litigation or claims against the Company pertaining to environmental, safety and health, product liability and other matters; work stoppages and other labor relations matters; property loss resulting from wars, acts of terrorism or natural disasters; the Company’s ability to integrate its newly acquired operations effectively with its existing business; the Company’s ability to achieve improved operating efficiencies and capabilities; the Company’s ability to effectively embed and realize improvements from the Greif Business System; the frequency and volume of sales of the Company’s timber, timberland and special use timberland; and the deviation of actual results from the estimates and/or assumptions used by the Company in the application of its significant accounting policies. These and other risks and uncertainties that could materially affect the Company’s consolidated financial results are further discussed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended Oct. 31, 2007. The Company assumes no obligation to update any forward-looking statements.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Quarter ended January 31,
	2008	2007
Net sales	$846.3	$750.8
Cost of products sold	698.0	620.7

Gross profit	148.3	130.1

Selling, general and administrative expenses	80.5	74.7
Restructuring charges	10.5	2.0
Asset disposals, net	36.9	5.2

Operating profit	94.2	58.6

Interest expense, net	11.8	12.0
Other income (expense), net	(3.3)	(0.7)

Income before income tax expense and equity earnings and minority interests	79.1	45.9

Income tax expense	18.7	11.6
Equity earnings and minority interests	0.3	(0.3)

Net income	$60.7	$34.0

Basic earnings per share:
Class A Common Stock	$1.05	$0.59
Class B Common Stock	$1.56	$0.88

Diluted earnings per share:
Class A Common Stock	$1.03	$0.58
Class B Common Stock	$1.56	$0.88

Earnings per share were calculated using the following number of shares:

Basic earnings per share:
Class A Common Stock	23.8	23.4
Class B Common Stock	22.9	23.0

Diluted earnings per share:
Class A Common Stock	24.3	24.1
Class B Common Stock	22.9	23.0

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in millions, except per share amounts)

	Quarter ended January 31, 2008			Quarter ended January 31, 2007
		Diluted per share amounts			Diluted per share amounts
		Class A	Class B		Class A	Class B
GAAP – operating profit	$94.2			$58.6
Restructuring charges	10.5			2.0
Timberland disposals, net	(0.1)			—

Non-GAAP – operating profit before restructuring charges and timberland disposals, net	$104.6			$60.6

GAAP – net income	$60.7	$1.03	$1.56	$34.0	$0.58	$0.88
Restructuring charges, net of tax	8.0	0.13	0.20	1.5	0.02	0.04
Timberland disposals, net of tax	(0.1)	—	—	—	—	—

Non-GAAP – net income before restructuring charges and timberland disposals, net	$68.6	$1.16	$1.76	$35.5	$0.60	$0.92

GREIF, INC. AND SUBSIDIARY COMPANIES

SEGMENT DATA

UNAUDITED

(Dollars in millions)

	Quarter ended January 31,
	2008	2007
Net sales
Industrial Packaging	$671.3	$592.4
Paper Packaging	168.8	154.2
Timber	6.2	4.2

Total	$846.3	$750.8

Operating profit
Operating profit before restructuring charges and timberland disposals, net:
Industrial Packaging	$78.1	$36.9
Paper Packaging	20.4	17.2
Timber	6.1	6.5

Operating profit before restructuring charges and timberland disposals, net	104.6	60.6

Restructuring charges:
Industrial Packaging	9.5	1.2
Paper Packaging	1.0	0.8
Timber	—	—

Restructuring charges	10.5	2.0

Timberland disposals, net:
Timber	0.1	—

Total	$94.2	$58.6

Depreciation, depletion and amortization expense
Industrial Packaging	$17.7	$17.8
Paper Packaging	5.9	7.1
Timber	2.3	1.3

Total	$25.9	$26.2

Note: Certain prior year amounts have been reclassified to conform to the 2008 presentation.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Quarter ended January 31,
	2008	2007
Net sales
North America	$450.0	$430.0
Europe	267.3	212.0
Other	129.0	108.8

Total	$846.3	$750.8

Operating profit
Operating profit before restructuring charges and timberland disposals, net:
North America	$35.9	$35.1
Europe	23.7	15.2
Other	45.0	10.3

Operating profit before restructuring charges and timberland disposals, net	104.6	60.6
Restructuring charges	10.5	2.0
Timberland disposals, net	0.1	—

Total	$94.2	$58.6

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT AND GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Quarter ended January 31,
	2008	2007
Industrial Packaging
GAAP – operating profit	$68.6	$35.7
Restructuring charges	9.5	1.2

Non-GAAP – operating profit before restructuring charges	$78.1	$36.9

Paper Packaging
GAAP – operating profit	$19.4	$16.4
Restructuring charges	1.0	0.8

Non-GAAP – operating profit before restructuring charges	$20.4	$17.2

Timber
GAAP – operating profit	$6.2	$6.5
Restructuring charges	—	—
Timberland disposals, net	(0.1)	—

Non-GAAP – operating profit before restructuring charges and timberland disposals, net	$6.1	$6.5

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	January 31, 2008	October 31, 2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$107.4	$123.7
Trade accounts receivable	378.1	347.9
Inventories	264.9	243.0
Other current assets	154.3	127.2

	904.7	841.8

LONG-TERM ASSETS
Goodwill and intangible assets	637.6	589.5
Other long-term assets	191.9	146.9

	829.5	736.4

PROPERTIES, PLANTS AND EQUIPMENT	1,074.1	1,074.5

	$2,808.3	$2,652.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$346.3	$411.1
Short-term borrowings	74.5	15.8
Other current liabilities	203.7	222.0

	624.5	648.9

LONG-TERM LIABILITIES
Long-term debt	708.2	622.7
Other long-term liabilities	464.3	374.8

	1,172.5	997.5

MINORITY INTEREST	7.6	6.4

SHAREHOLDERS’ EQUITY	1,003.7	999.9

	$2,808.3	$2,652.7